SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 13, 1998

                         Commission file number 33-21239

                              TRAVEL DYNAMICS, INC.
                 (Formerly Greenway Environmental Systems, Inc.)


           Nevada                                                87-0462569
           ------                                                ----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)


                        7525 East Camelback Rd., Ste. 202

           SCOTTSDALE, AZ                                            85251
           --------------                                            -----
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)


               Registrant's telephone number, including area code:

                                 (602) 949-9500

                         Send copy of any responses to:

           Attorney for Registrant - Julian D. Jensen: (801) 531-6600

                                   Law Offices
                     Jensen, Duffin, Carman, Dibb & Jackson
                        311 South State Street, Ste. 380
                            Salt Lake City, UT 84111

         Item 1. Changes in Control of the Registrant.
         ---------------------------------------------

         The company has recently completed a "Reverse Acquisition" which was closed on September 29, 1998, in which control of the company was transferred from its existing shareholders to a group of private shareholders of an acquired company who owned all interest in the fully acquired subsidiary, Travel Dynamics, Inc. The details of this Reverse Acquisition are more fully set-out in the Reverse Acquisition Agreement which is being filed as an Exhibit to this 8-K Report, as well as in a concurrently filed 10-KSB Report for the company. For the purposes of this 8-K filing, the essential terms of the Reverse Acquisition is outlined as follows:

         1. As of the closing date on September 29, 1998, the previous Greenway Environmental Systems, Inc., an inactive public Nevada corporation, acquired all of the issued and outstanding shares of a private Nevada corporation known as Travel Dynamics, Inc. (TDI), (855,000 shares). In exchange for the acquisition of all issued and outstanding shares of TDI from its seven shareholders, Greenway issued out two million shares (2,000,000/shares) constituting 62% of its reverse split issued and outstanding shares. Thereby, the prior Travel Dynamic shareholders became the controlling shareholders of Greenway which has also changed its name to Travel Dynamics, Inc. as part of the Reverse Acquisition. No other consideration was involved in the acquisition.

         2. Prior to and as a condition to the Reverse Acquisition, Greenway reversed split its issued and outstanding shares on a nineteen and one half to one ratio (19.5:1).

         3. On or about October 1, 1998 and pursuant to the Reverse Acquisition, Greenway Environmental Systems, Inc. changed its name of record with the Nevada Secretary of State to Travel Dynamics, Inc. as part of the reverse acquisition. The subsidiary will change its name to Travel Dynamics Services, Inc.

         4. A new Board of Directors, as nominated by Travel Dynamics, Inc., was appointed by majority shareholder consent to become the new Board of Directors of TDI. The biographical information of each of the following listed directors is more fully and completely set-out in the concurrently filed 10-KSB which has been incorporated by reference:

                                    A.      James Piccolo
                                    B.      Brian K. Service
                                    C.      Thomas (Tom) Dennis
                                    D.      Gary Davies
                                    E.      Thomas Vergith

         5. The Reverse Acquisition also provided that all debts and obligations of Greenway were paid and discharged as of the closing date of the reorganization.

         6. New management will assume the responsibility for filing the within report under the Securities and Exchange Act of 1934, a concurrent comprehensive 10-KSB Report and all subsequent 1934 Act Filings.

         7. The place of business of the company will be changed to the principal business address at Scottsdale, Arizona of its sole operating subsidiary, Travel Dynamics, Inc. which shall become known as Travel Dynamics Services Corporation.

         8. Management of TDI intends to seek a listing for public trading of its shares upon the filing of the within Report and the concurrently filed 10-KSB Report through one or more qualified broker/dealers. It is anticipated that the stock would be listed, if at all, on Electronic Bulletin Board or Pink Sheets as it would not presently qualify for NASDAq listing.

         The prior TDI shareholders acquiring control of the registrant are identified as follows:

                  Beverly Kasbeer acquired 725,146 reverse split Shares in exchange for 310,000 shares of the acquired company;

                  Randy Carder acquired 105,260 reverse split shares for 45,000 shares of the acquired company;

                  Eli Dafesh acquired 233,918 reverse split shares for 100,000 shares of the acquired company;

                  Bob Snyder acquired 233,918 reverse split shares for 100,000 shares of the acquired company;

                  Jim Sheidell acquired 233,918 reverse split shares for 100,000 shares of the acquired company;

                  Target Mail, LLC acquired 163,030 reverse split shares for 69,695 shares of the acquired company. Target Mail is owned by Beverly Kasbeer.

                  Esteem Corporation acquired 304,807 reverse split shares for 130,305 shares of the acquired company. This corporation is owned by Mrs. Mary Pat Piccolo who is the mother of the President of the Company, Mr. James Piccolo.

         Item 2. Acquisition or Disposition of Assets.
         ---------------------------------------------

         As outlined in Item 1, as part of the Reverse Acquisition, Greenway Environmental Systems, Inc. (now known as Travel Dynamics, Inc.) acquired all of the issued and outstanding shares of the privately held Travel Dynamics, Inc. as part of the reverse acquisition. These assets of Travel Dynamics, Inc. are more fully set-out in the concurrently filed 10-KSB which is incorporated by this reference, together with the financial statements appended thereto. In summary, but not in limitation of that information, it is disclosed that Travel Dynamics, Inc. assets are primarily intangible assets consisting of a proprietary database of its travel vendor contacts and sales agents, together with various sales information techniques and procedures supplied to independent sales contractors. This proprietary database was valued at $368,588 dollars out of total acquired net assets of $543,747 as more particularly set-out in the audited financial statements for Travel Dynamics, Inc. The assets were deemed acquired as of the date of the closing of the Reverse Acquisition on September 29, 1998 through the share acquisition. As noted in the concurrently filed 10-KSB Report the prior Greenway Environmental Systems, Inc had no assets or liabilities.

         Item 3. Changes in Registrant's Certifying Accountant.
         ------------------------------------------------------

         The historical independent auditors and accountants for Greenway Environmental Systems, now known as Travel Dynamics, Inc., was a Salt Lake City Firm of Hansen, Barnett and Maxwell. This firm will continue as the independent auditors for the foreseeable future for the consolidated company based upon the Reverse Acquisition. Please note the attached and incorporated June 30, 1998 audited financials prepared by that firm for Greenway Environmental Systems, Inc. and the unaudited pro forma consolidated financials as required by Item 7. Ms. Tess Ridgway, CPA of 5150 North 16th Street, Phoenix, Arizona is resigning as the independent auditor for the acquired subsidiary, Travel Dynamics, Inc., to be known as Travel Dynamics Services, Inc. The most current audited financials for Travel Dynamics, Inc. dated August 31, 1998 and forTravel Dynamics LLC, as a predecessor entity, are also attached as an Exhibit to this 8-K filing.

         Item 4. Other Events.
         ---------------------

         The registrant believes that the outline of the significant items and events incident to the Reverse Acquisition as set-out and outlined in item 1 constitute other significant events to be reported. Consequently, the items of
Item 1 are incorporated by this reference together with the more detailed information in the concurrently filed 10-KSB and attached accounting. The registrant knows of no other significant events, other than those outlined in
Item 1.

         Item 5. Resignation of Registrant's Directors.
         ----------------------------------------------

         As part of and as a condition to the closing of the reverse acquisition on September 29, 1998, the prior Board of Directors, who also constitute the principal officers of the corporation, resigned. These officers were Mr. Damon Madsen, President/Director; Mr. L. Kent Mackay, Vice President/Director; and Mr. Gregory Stringham, Secretary-Treasurer/Director.

         Also, part of the reverse acquisition and pursuant to a majority shareholder consent resolution as attached hereto as an Exhibit, certain nominees of the acquired entity were appointed and elected as directors and subsequently appointed officers of the registrant as more particularly set-out in the following table:

--------------------------------------------------------------------------------
Name                                                       Position
--------------------------------------------------------------------------------
James Piccolo                                              Director/President
--------------------------------------------------------------------------------
Brian K. Service                                           Director
--------------------------------------------------------------------------------
Thomas (Tom) Dennis                                        Director
--------------------------------------------------------------------------------
Gary Davies                                                Director
--------------------------------------------------------------------------------
Thomas Vergith                                             Director
--------------------------------------------------------------------------------
John P. Piccolo (Brother of President)                     Vice President
--------------------------------------------------------------------------------
Melinda Fehringer                                          Secretary/Treasurer
--------------------------------------------------------------------------------

         Various biographical information concerning each of the foregoing directors and officers, as well as their sharehold interest and compensation, are more fully set-out in the concurrently filed 10- KSB Report which is incorporated by this reference.

         Item 7. Financial Statements and Exhibits.
         ------------------------------------------

         Attached to this 8-K Report and incorporated by this reference as Exhibits are the following:

         1. Audited financial statements for the prior Travel Dynamics, Inc., now known as Travel Dynamics Services Inc., the acquired subsidiary dated August 31, 1998; and its predecessor asset transferor, Travel Dynamics, LLC, dated August 31, 1998;

         2.       Audited financials of June 30, 1998 for the Registrant;

         3. Unaudited pro forma consolidated financials prepared incident to this report reflecting the reverse acquisition accounting as of August 31, 1988;

         4.       Reverse Acquisition Agreement.

         Item 8. Change in Fiscal Year.
         ------------------------------

         The Registrant, as part of the reorganization process, changed its fiscal reporting year from December 31st to June 30th as reflected in the attached financials and more fully set-out in the concurrently filed 10-KSB Report.

                   (Registrant has omitted inapplicable items)


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned President duly authorized.


TRAVEL DYNAMICS, INC.
(Formerly Greenway Environmental Systems, Inc.)




/s/ James Piccolo                                   October 14, 1998
--------------------------------                    ----------------------------
By: James Piccolo, its President                    Date

                              TRAVEL DYNAMICS, INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                     Page
                                                                     ----
Travel Dynamics, Inc.
   Independent Auditor's Report. . . . . . . . . . . . . . . . . . .  F-7
   Balance Sheet - August 31, 1998 . . . . . . . . . . . . . . . . .  F-8
   Statement of Income and Retained Earnings For the One Month Ended
     August 31, 1998 . . . . . . . . . . . . . . . . . . . . . . . .  F-9
   Statement of Cash Flows For the One Month Ended August 31, 1998 . F-10 Schedule of Expenses For the One Month Ended August 31, 1998. . . F-11
   Notes to Financial Statements                                      F-12

Travel Dynamics, L.L.C.
   Independent Auditor's Report. . . . . . . . . . . . . . . . . . .  F-16
   Balance Sheet - August 31, 1998 . . . . . . . . . . . . . . . . .  F-17
   Statement of Income and Members Equity For the Six Months Ended
     August 31, 1998 . . . . . . . . . . . . . . . . . . . . . . . .  F-18
   Statement of Cash Flows For the Six Months Ended August 31, 1998. F-19 Schedule of Expenses For the Six Months Ended August 31, 1998 . . F-20
   Notes to Financial Statements . . . . . . . . . . . . . . . . . .  F-21


                                ---------------

                              TRAVEL DYNAMICS, INC.
                             (A NEVADA CORPORATION)

                              FINANCIAL STATEMENTS
                                    (Audited)

                       For The Month Ended August 31, 1998







                                 TESS L. RIDGWAY
                           CERTIFIED PUBLIC ACCOUNTANT
                               5151 N. 16TH STREET
                               PHOENIX, AZ. 85016

                              TRAVEL DYNAMICS L.L.C
                             (A Nevada Corporation)

                              FINANCIAL STATEMENTS
                                    (Audited)

                          INDEPENDENT AUDITOR'S REPORT


  Board of Directors
  Travel Dynamics L.L.C.
  7525 East Camelback, suite 212
  Scottsdale, AZ 85251

  I have audited the accompanying balance sheet of Travel dynamics, Inc. as of August 31, 1998, and the related statements of income, retained earnings, equity, cash flows and schedule of expenses for the month ended August 31, 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

  I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

  In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Travel Dynamic Inc. as of August 31, 1998, and the results of its operations and its cash flows for the month then ended in conformity with generally accepted accounting principles.




  /s/ Tess L. Ridgway
  -------------------
  Tess L. Ridgway
  Certified Public Accountant


  September 18, 1998

                              TRAVEL DYNAMICS, INC.
                                  BALANCE SHEET
                                 AUGUST 31, 1998

                                     ASSETS
  CURRENT ASSETS
     Cash on Hand and in Banks (Note 2)                            $   78,872
     Inventory (Note 1)                                                28,035
     Short Term Note Receivable (Note 4)                                3,500
     Prepaid Rent                                                       7,600
     Deposits and Retainers                                            12,250
                                                                   ----------

        Total Current Assets                                          130,257
                                                                   ----------
  PROPERTY AND EQUIPMENT (NOTE 1)
     Furniture and Fixtures                                            14,818
     Computer Equipment                                                26,459
        Less Accumulated Depreciation                                    (375)
                                                                   ----------
        Total Property and Equipment                                   40,902
                                                                   ----------
  OTHER ASSETS
     Club Membership (Note 6)                                           4,000
     Intangibles - Net (Note 1)                                       325,039
                                                                   ----------
        Total Other Assets                                            329,039
                                                                   ----------
  TOTAL ASSETS                                                     $  500,198
                                                                   ==========
                       LIABILITIES AND SHAREHOLDERS' EQUITY

  CURRENT LIABILITIES
     Accounts Payable                                              $   92,986
     Short Term Note Payable (Note 6)                                   1,000
     Accrued Liabilities                                                  244
     Deferred Revenue (Note 1)                                        114,615
                                                                   ----------

        Total Current Liabilities                                     208,845
                                                                   ----------
  LONG TERM LIABILITIES                                                     0
                                                                   ----------
        Total Liabilities                                             208,845
                                                                   ----------
  SHAREHOLDERS' EQUITY
     Capital Stock - Authorized 1,000,000 Shares at $.001 Par
      Issued and Outstanding 855,000 Shares (Note 8)                      855
     Paid in Capital (Note 8)                                         344,160
     Retained Earnings (Deficit)                                      (53,662)
                                                                   ----------
        Total Shareholders' Equity                                    291,353
                                                                   ----------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $  500,198
                                                                   ==========

    The accompanying notes are an integral part of the financial statements.

                                       F8

                              TRAVEL DYNAMICS, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                       FOR THE MONTH ENDED AUGUST 31, 1998



                                                          AMOUNT    % TO SALES
  SALES                                                 ---------   ----------
     Membership Processing Fees                         $   9,718        10.3%
     Product and Certified Sales                           84,455        86.6
     Freight In                                             3,382         3.1
                                                        ---------   ---------

        Total Sales                                        97,555       100.0
                                                        ---------   ---------
  COST OF SALES
     Purchases and Certificates                            48,315        49.5
     Freight Out                                            1,562         1.6
                                                        ---------   ---------

        Total Cost of Sales                                49,877        51.1
                                                        ---------   ---------

        Gross Profit                                       47,678        48.9
                                                        ---------   ---------

  Selling Expenses - See Schedule                          18,433        18.9
  Administrative Expenses - See Schedule                   39,968        41.0
                                                        ---------   ---------
     Total Operating Expenses                              58,401        59.9
                                                        ---------   ---------

  Net Loss From Operations                                (10,723)      (11.0)
  Other Income                                                660         0.7
                                                        ---------   ---------

  Net Loss Before Income Tax                              (10,063)      (10.4)
  Income Taxes (Note 1)                                        50         0.1
                                                        ---------   ---------

  Net Loss                                                (10,113)      (10.5)%
                                                                    =========
  Retained Earnings at the Beginning                            0

  Acquisition of Accumulated Deficit(Note 6)              (42,549)

  Distribution to shareholders                             (1,000)
                                                        ---------

  Retained Earnings (Deficit) at the End                $ (53,662)
                                                        =========

   The accompanying notes are an integral part of these financial statements.

                              TRAVEL DYNAMICS, INC.
                             STATEMENT OF CASH FLOWS
                       FOR THE MONTH ENDED AUGUST 31, 1998


  OPERATING ACTIVITIES:
     Net Loss from Operations                                       $ (10,113)
     Adjustment to Reconcile Net Loss to Net Cash Provided
      by Operations:
        Depreciation                                                      375
        Changes in Operating Assets and Liabilities, Net of
         Effects from Transfer of Assets and Liabilities of
         Travel Dynamics, L.L.C.:
           Increase in Inventory                                      (28,035)
           Increase in Deposits                                        (2,250)
           Increase in Accounts Payables                               92,986
           Increase in Accrued Expenses                                   244
           Increase in Customer Deposits(Deferred Revenue)             31,500
                                                                    ---------


     Net Cash Provided by Operating Activities                         84,707
                                                                    ---------

  INVESTING ACTIVITIES:
     Purchase of Furniture and Equipment                              (29,790)
     Increase in Short Term Notes Receivable                           (3,000)
     Transfer of Cash from Travel Dynamics L.L.C. (Note 6)             26,300
                                                                    ---------

     Net Cash Used In Investing Activities                             (6,490)
                                                                    ---------
  FINANCING ACTIVITIES:
     Proceeds from Issuance of Common Stock                               655
                                                                    ---------
  Net Increase in Cash                                                 78,872
  Cash Balance, Beginning of Period                                         0
                                                                    ---------

  Cash Balance, End of Period                                       $  78,872
                                                                    =========

   Supplemental Schedule of Noncash Investing and Financing Activities:

     The Company issued 200,000 shares of common stock upon conversion of notes payable in the amount of $344,360. Assets of $235,566 and liabilities of $278,115 were transferred to the Company from Travel Dynamics, L.L.C., as detailed in Note 6. A $1,000 short term note payable was issued as an equity distribution to the former owners of Travel Dynamics, L.L.C.

   The accompanying notes are an integral part of these financial statements.

                              TRAVEL DYNAMICS, INC.
                              SCHEDULE OF EXPENSES
                       FOR THE MONTH ENDED AUGUST 31, 1998


                                                         AMOUNT     % TO SALES
                                                      ---------     ----------
  SELLING EXPENSES
     Training Conferences                             $   6,753            6.9
     Recruiting                                             195            0.2
     Travel                                               8,793              9
     Meals and Entertainment                              2,692            2.8
                                                      ---------
                                                         18,433           18.9
                                                      =========
  ADMINISTRATIVE EXPENSES
     Advertising                                          2,175            2.3
     Bad Debts                                              985            1.0
     Office and Postage                                   2,710            2.8
     Consulting and Professional Fees                    10,000           10.3
     Bonuses                                                500            0.5
     Legal and Accounting Fees                           11,046           11.4
     Health Insurance                                       679            0.6
     Depreciation                                           375            0.3
     Taxes and Licenses                                     461            0.4
     Telephone                                            5,005            5.2
     Salaries and Wages                                   6,032            6.2
                                                      ---------

                                                      $  39,968           41.0
                                                      =========
   The accompanying notes are an integral part of these financial statements.

                              TRAVEL DYNAMICS, INC.
                          NOTES TO FINANCIAL STATEMENTS


  NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
              ------------------------------------------
  NATURE OF BUSINESS:
  -------------------
        The Company is a marketing firm which sells vacation discount packages and provides marketing seminars for associated salespeople. The Company was incorporated in Nevada and began operation in August 1998.

  BASIS OF ACCOUNTING:
  --------------------
        The financial statements of Travel Dynamics, Inc. are prepared using the accrual basis of accounting where revenues are recognized when earned and expenses are recognized when incurred. This basis of accounting conforms to generally accepted accounting principles.

  USE OF ESTIMATES:
  -----------------
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  PROPERTY & EQUIPMENT:
  ---------------------
        All property  and  equipment  is recorded at cost and  depreciated  over
        their  estimated   useful  lives,   using  the   straight-line   method.
        Depreciation for the period ended August 31, 1998 was $375.

  INTANGIBLES:
  ------------
        Intangibles are capitalized and amortized on a straight-line basis. There is no current amortization expense. As of August 31, 1998, intangible assets consisted of the following:

           Master Data Base, net of amortization              $    117,657
           Net Properating costs acquired                           58,022
           Organization Costs (See Note 7)                         149,360
                                                              ------------

                                                              $    325,039
                                                              ============

          The above assets, except for the organization costs of the company, were acquired based on August 31, 1998 net amounts. See
          Note 6.

  ADVERTISING:
  ------------
          Advertising costs are expensed as incurred. Advertising expense was $2175 for the month ended August 31, 1998.

  REVENUE RECOGNITION:
  --------------------
          Revenue includes the cash sale of travel discount packages and receipt of membership fees in the current period. The Company recognizes revenues for training seminars at the date the customer participates in a seminar. Deferred revenues (seminar deposits) represent amounts billed in advance of such participation

  INVENTORY
  ---------
          Inventories  include  vacation  travel  discount  packages  and cruise
          certificates.   All  inventory  items  are  stated  at  the  lower  of
          cost(first-in, first-out) or market value.


  INCOME TAXES:
  -------------
          Other than the minimum tax due the State of Arizona, no income tax accruals have been made since the Company has a current net operating loss of $9,597 for Federal purposes and $9,517 for Arizona purposes.

  NOTE 2.  CASH ON HAND AND IN BANK:
           -------------------------

           Checking Account, Wells Fargo Bank                 $     72,912
           Undeposited Funds                                         5,960
                                                              ------------

                                                              $     78,872
                                                              ============
  NOTE 3.  LEASE COMMITMENTS:
           ------------------
           In August the Company took over a prepaid lease of its current office space. The lease term is August through December, 1998 at a total cost to the Company of $7600. The Company does not intend to renew its lease.

  NOTE 4.  RELATED PARTY TRANSACTIONS:
           ---------------------------

           The Company has identified the following related party transactions:

              1. A Short Term Note Receivable of $3500 from the Company's President, James Piccolo. It is a demand loan with no interest.

              2. On July 31,1998, the Company agreed to purchase the assets and Liabilities of Travel dynamics, L.L.C. a 50% member of the L.L.C. also owns 36.25% of the outstanding stock of the Company.

              3. The Company shares personnel and administrative services and common office space with Target Mail Systems, L. L.C. a shareholder of the Company.

  NOTE 5.  CONTINGENCIES:
           --------------
           On September 1,1998, the Company accepted a Letter of Intent from Greenway Environmental Systems, Inc., regarding an acquisition by this Purchaser of the Company's net assets or outstanding stock.

  NOTE 6.  ACQUISITION  OF TRAVEL  DYNAMICS  L.L.C.:
           -----------------------------------------
           On July 31, 1998, the Company purchased the assets and liabilities of Travel Dynamics, L.L.C. (the L.L.C) (a related party), based on the L.L.C.'s audited financial statement for the six month period ending August 31, 1998 (the L.L.C. had commenced business in March 1998). The historical cost of the assets and liabilities transferred was as follows:

                    Cash in Bank                                 $    26,300
                    Short Term Note Receivable                           500
                    Property & Equipment                              11,487
                    Master Data Base net of amortization             117,657
                    Preoperating costs, net of amortization           58,022
                    Prepaid Rent                                       7,600
                    Country Club Membership                            4,000
                    Attorney Retainer Deposit                         10,000
                    Short Term Notes Payable                        (195,000)
                    Deferred Revenue (seminar deposits)              (83,115)
                                                                 -----------

                         Net Liabilities Assumed                 $   (42,549)
                                                                 ===========

  The assets and liabilities transferred are accounted for at historical cost in a manner similar to that of pooling of interests.

  NOTE 7.     ORGANIZATION COSTS:
              -------------------
        The Company has chosen to amortize its preoperating and organization costs. In future years, the Company will adjust its assets and retained earnings deficit to be in agreement with generally accepted accounting principles, which will be required as of the Company's fiscal year ending December 31, 1999.

  NOTE 8.     COMMON STOCK TRANSACTION:
              -------------------------
        During August 1998, the Company issued 655,000 shares of common stock at $.001 per share. On August 31, 1998, after the acquisition of the assets and assumption of the liabilities of Travel Dynamic L.L.C., the Company issued 130,305 shares of common stock in payment of two notes owed to Esteem Corporation (a related party). The balance of the Notes payable were $224,360 prior to the exchange. The Company issued 69,695 shares to Target Mail Systems L.L.C. as payment for a Note Payable with a balance of $120,000 prior to the exchange. The share were exchanged at a $.001 per share plus additional paid in capital of $344,160. The change in Stockholders' Equity for the month of August is as follows:


                                                          Additional
                                      Common Stock          Paid-in    Retained
                                    Shares     Amount       Capital    Earnings
                                    ------    --------    -----------  ---------

  Balance July 31, 1998                 -   $      -    $        -   $      -
  Stock issued for Cash through
    August 1998                    655,000        655            -          -
  Shares issued for Debt
   Payment                         200,000        200      344,160          -
  Transfer of Accumulated Deficit                                     (42,549)
  Distribution to shareholders          -          -             -     (1,000)
  Net Loss, August 1998                 -          -             -    (10,113)
                                   -------  --------    ----------   --------

  Balance August 31, 1998          855,000  $     855   $   344,160  $(53,662)
                                  ========  =========   ===========  ========

                             TRAVEL DYNAMICS L.L.C.
                    (An Arizona Limited Liabilities Company)

                              FINANCIAL STATEMENTS
                                    (Audited)

                    For the Six Months Ended August 31, 1998




                                 TESS L. RIDGWAY
                           CERTIFIED PUBLIC ACCOUNTANT
                               5151 N. 16TH STREET
                               PHOENIX, AZ. 85016

                              TRAVEL DYNAMICS L.L.C
                     (An Arizona Limited Liability Company)

                              FINANCIAL STATEMENTS
                                    (Audited)

                          INDEPENDENT AUDITOR'S REPORT


  Managing Members
  Travel Dynamics L.L.C.
  7525 East Camelback, Suite 212
  Scottsdale, AZ 85251

  I have audited the accompanying balance sheet of Travel dynamics, L.L.C. as of August 31, 1998, and the related statements of income, members equity, cash flows and schedule of expenses for the six months ended August 31, 1998. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

  I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

  In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Travel Dynamics L.L.C. as of August 31, 1998, and the results of its operations and its cash flows for the six months then ended in conformity with generally accepted accounting principles.




  /s/ Tess L. Ridgway
  -------------------
  Tess L. Ridgway
  Certified Public Accountant


  September 18, 1998

                             TRAVEL DYNAMICS L.L.C.
                                  BALANCE SHEET
                                 AUGUST 31, 1998

                                     ASSETS


  CURRENT ASSETS
     Cash on Hand and in Banks (Note 2)                      $  26,301
     Prepaid Rent (Note 3)                                       7,600
     Short Term Note Receivable (Note 4)                           500
     Refundable Deposits                                        10,000
                                                             ---------

           Total Current Assets                                 44,401
                                                             ---------
  PROPERTY AND EQUIPMENT (NOTE 1)

     Furniture and Fixtures                                      3,719
     Computer Equipment                                          9,045
        Less Accumulated Depreciation                           (1,277)
                                                             ---------

           Total Property and Equipment                         11,487
                                                             ---------

  OTHER ASSETS
     Club Membership                                             4,000
     Intangibles - Net (Note 1)                                175,678
                                                             ---------
           Total Other Assets                                  179,678
                                                             ---------
  TOTAL ASSETS                                               $ 235,566
                                                             =========

                       LIABILITIES AND SHAREHOLDERS' EQUITY


  CURRENT LIABILITIES

     Short Term Note Payable (Note 4)                        $ 195,000
     Deferred Revenue (Note 1)                                  83,115
                                                             ---------

           Total Current Liabilities                           278,115
                                                             ---------
  LONG TERM LIABILITIES                                              -
                                                             ---------

           Total Liabilities                                   278,115

  Member's Deficit                                             (42,549)
                                                             ---------

           TOTAL                                             $ 235,566
                                                             =========

    The accompanying notes are an integral part of the financial statements.

                             TRAVEL DYNAMICS L.L.C.
                     STATEMENT OF INCOME AND MEMBERS' EQUITY
                    FOR THE SIX MONTHS ENDED AUGUST 31, 1998



                                                    AMOUNT   % TO SALES
  SALES                                          ---------   ----------
     Membership Processing Fees                  $  21,622          9.1
     Product and Certificate Sales                 212,550         88.6
     Freight In                                      5,743          2.3
                                                 ---------   ----------
           Total Sales                             239,915          100
                                                 ---------   ----------
  COST OF SALES

     Purchases and Certificates                    146,072         60.9
     Freight Out                                    22,505          9.4
                                                 ---------   ----------

           Total Cost of Sales                     168,577         70.3
                                                 ---------
           Gross Profit                             71,338         29.8
                                                 ---------

  Selling Expenses - See Schedule                   50,429         21.1
  Administrative Expenses - See Schedule            63,558         26.5
                                                 ---------   ----------
           Total Operating Expenses                113,987         47.6

           Net Loss                                (42,649)        17.8
        Members' Contribution                          100
                                                 ---------

        Members' Deficit                         $ (42,549)
                                                 =========

   The accompanying notes are an integral part of these financial statements.

                             TRAVEL DYNAMICS L.L.C.
                             STATEMENT OF CASH FLOWS
                    FOR THE SIX MONTHS ENDED AUGUST 31, 1998



  OPERATING ACTIVITIES

     Net Loss from Operations                              $ (42,649)
     Adjustment to Reconcile Net Income
       to Net Cash Provided by Operations
        Activities:
           Depreciation and Amortization                       9,975
        Changes in Operating Assets and Liabilities
           Increase in Short Term Note Receivable               (500)
           Increase in Prepaid Rent and Deposit              (17,600)
           Increase in Customer Deposits                      83,115
                                                           ---------

        Net Cash Used by Operating Activities              $  32,341
                                                           =========
  INVESTING ACTIVITIES

     Organization Costs                                      (64,376)
     Purchase of Furniture and Equipment                     (12,764)
     Purchase of Master Data Base                           (120,000)
     Country Club Membership                                  (4,000)
                                                           ---------
        Net Cash Used by Investing Activities
                                                            (201,140)
                                                           ---------
  FINANCING ACTIVITIES

     Members' Contributions                                      100
     Notes Receivable                                        195,100
                                                           ---------

        Net Cash Provided by Financial Activities            195,000
                                                           ---------

        Increase in Cash                                      26,301
        Cash at Beginning of Period                                0
                                                           ---------

        Cash at End of Year                                $  26,301
                                                           =========

   The accompanying notes are an integral part of these financial statements.

                             TRAVEL DYNAMICS L.L.C.
                              SCHEDULE OF EXPENSES
                    FOR THE SIX MONTHS ENDED AUGUST 31, 1998


                                                         AMOUNT    % TO SALES
                                                       --------    ----------

  SELLING EXPENSES

     Training Conferences                              $ 18,546           7.5
     Commissions                                          7,200           3.0
     Recruiting                                             613           0.3
     Travel                                              13,235           5.7
     Meals and Entertainment                             10,835           4.6
                                                       --------

  Total Selling Expenses                                 50,429          21.1
                                                       ========
  ADMINISTRATIVE EXPENSES

     Advertising                                          4,524           1.9
     Auto Expenses                                        1,091           0.5
     Office and Postage                                   6,207           2.6
     Consulting and Professional Fees                     9,780           4.1
     Legal and Accounting Fees                           21,531             9
     Donations                                            2,087           0.9
     Dues, Membership, Licenses                           1,266           0.6
     Rent                                                 1,900           0.8
     Telephone                                            5,197           2.2
     Depreciation and Amortization                        9,975           3.9
                                                       --------

                                                       $ 63,558          26.5
                                                       ========

   The accompanying notes are an integral part of these financial statements.

                              TRAVEL DYNAMICS L.L.C.
                          NOTES TO FINANCIAL STATEMENTS


  NOTE 1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF BUSINESS:
     The Company is a marketing firm which sells vacation discount packages and provides marketing seminars for associated salespeople. The Company was organized in Arizona and began operation in March 1998. On July 31, 1998, the Company's Assets and Liabilities were purchased by Travel Dynamics, Inc., a related party (see Note 4). As of September 1, 1998, the Company is no longer an active business entity.

  BASIS OF ACCOUNTING:
     The financial statements of Travel Dynamics L.L.C. are prepared using the accrual basis of accounting where revenues are recognized when earned and expenses are recognized when incurred. This basis of accounting conforms to generally accepted accounting principles.

  USE OF ESTIMATES:
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  PROPERTY EQUIPMENT:
     All property and equipment is recorded at cost and depreciated over their estimated useful lives, using the straight-line method. Depreciation for the period ended August 31, 1998 was $1277.

  INTANGIBLES:
     The Company purchased a Master Data Base at a cost of $120,000, which is being amortized over 15 years using the straight-line method. Preoperating expenses of $64,376 comprised primarily of legal fees, were incurred prior to March 1998 and is being amortized over 5 years using the straight-line method. Amortization expense for the period ended August 31, 1998 was $8698.

  ADVERTISING
     Advertising costs, which are included in Sales expenses, are expensed as incurred. Advertising expenses was $4524 for the six months ended August 31, 1998.

  REVENUE RECOGNITION:
     Revenue includes the cash sale of travel discount packages and receipt of membership fees in the current period. The Company recognizes revenues for training seminars at the date the customer participates in a seminar. Deferred revenues (seminar deposits) represent amounts billed in advance of such participation.


  INCOME TAXES:
     The Company is treated as a partnership for federal income tax purposes and does not incur income taxes. Instead, its earnings and losses are included in the personal returns of the members and taxed depending on their personal tax situation. The financial statements do not reflect a provision for income taxes.

  NOTE 2.  CASH ON HAND AND IN BANK:

     Checking Account, Wells Fargo Bank.   $26,301

  NOTE 3.  LEASE COMMITMENTS:

     In August the Company prepaid to sublease its current office space. The sublease term is August through December 1998 at a total cost of $9500.
     The Company does not intend to renew its lease.

  NOTE 4.  RELATED PARTY TRANSACTIONS
     The Company has identified the following related party transaction:

     1. A short Term Note Receivable of $500 is with a member of the immediate family of one of the members. It is a demand loan and no interest is charged or expected to be received.

     2. The Short Term Note Payable includes a note for $75,000 for Esteem Corporation, owned by the mother of one of the members. This note was converted to equity in Travel Dynamics, Inc., after the purchase of the Company's assets and liabilities (See Note 1).

     3. One of the 50% members of the Company owns 36.25% of the outstanding shares of Travel Dynamics, Inc.

                      GREENWAY ENVIRONMENTAL SYSTEMS, INC.
                        (A Development Stage Enterprise)


                                TABLE OF CONTENTS


                                                                      Page

Report of Independent Certified Public Accountants                      1

Financial Statements:

   Balance Sheet - June 30, 1998                                        2

   Statements of Operations for the Years Ended June 30,
    1998 and 1997 and for the Cumulative Period from January
    26, 1989 (Date of Inception)  through June 30, 1998                 3

   Statements of Stockholders' Equity for the Cumulative
    Period from January 26, 1989 (Date of  Inception) through
    September 30, 1990, for the Cumulative Period from September
    30, 1990 through June 30, 1996 and for the years ended
    June 30, 1997 and 1998                                              4

   Statements of Cash Flows for the Years Ended June 30, 1998
    and 1997 and for the Cumulative Period from January 26,
    1989 (Date of Inception) through June 30, 1998                      5

Notes to Financial Statements                                           6


                                ---------------

                      GREENWAY ENVIRONMENTAL SYSTEMS, INC.
                        (A Development Stage Enterprise)




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUTANTS
                                      AND
                              FINANCIAL STATEMENTS





                             June 30, 1998 and 1997
                       and for the Cumulative Period from
               Inception (January 26,1989) Through June 30, 1998



                           HANSEN, BARNETT & MAXWELL
                           A Professional Corporation
                          CERTIFIED PUBLIC ACCOUNTANTS

       HANSEN, BARNETT & MAXWELL
       A Professional Corporation
      CERTIFIED PUBLIC ACCOUNTANTS

                                                        (801) 532-2200
   Member of AICPA Division of Firms                  Fax (801) 532-7944
         Member of SECPS                        345 East Broadway, Suite 200
Member of Summit International Associates     Salt Lake City, Utah 84111-2693


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
Greenway Environmental Systems, Inc.

We have audited the accompanying balance sheet of Greenway Environmental Systems, Inc. (a development stage enterprise) as of June 30, 1998 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended June 30, 1998 and 1997 and for the cumulative period from January 26, 1989 (date of inception) through June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the Company from January 26, 1989 through September 30, 1990 were audited by another auditor whose report dated March 1, 1991 contained an explanatory paragraph relating to the Company's ability to continue as a going concern, as discussed in Note 5. Our opinion, in so far as it relates to the period from January 26, 1989 through September 30, 1990, is based solely on the report of the other auditor.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditor provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditor, the financial statements referred to above present fairly, in all material respects, the financial position of Greenway Environmental Systems, Inc. as of June 30, 1998 and the results of its operations and its cash flows for the years ended June 30, 1998 and 1997 and for the cumulative period from January 26, 1989 (date of inception) through June 30, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company's significant losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
September 29, 1998

                      GREENWAY ENVIRONMENTAL SYSTEMS, INC.
                        (A Development Stage Enterprises)
                                  BALANCE SHEET
                                  JUNE 30, 1998


                                     ASSETS

Current Assets
  Cash                                                         $      10
  Receivable from shareholder                                     10,000
                                                               ---------
Total Assets                                                   $  10,010
                                                               =========
                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities                                            $      -
                                                               ---------
Stockholders' Equity
  Common stock - $0.001 par value; 50,000,000 shares
     authorized;  1,238,969 shares issued and outstanding          1,239
  Additional paid-in capital                                     173,158
  Deficit accumulated during the development stage              (164,387)
                                                               ---------
     Total Stockholders' Equity                                   10,010
                                                               ---------
Total Liabilities and Stockholders' Equity                     $  10,010
                                                               =========



   The accompanying notes are an integral part of these financial statements.

                      GREENWAY ENVIRONMENTAL SYSTEMS, INC.
                        (A Development Stage Enterprise)
                            STATEMENTS OF OPERATIONS

                                                              Cumulative From
                                                                 January 26,
                                                                 1989 (Date
                                             For the Years      of Inception)
                                             Ended June 30,        through
                                         ---------------------     June 30,
                                           1998        1997          1998
                                         ---------   ---------   ----------
Revenue                                  $       -   $       -   $        -

General and administrative expenses         89,990           -      164,387
                                         ---------   ---------   ----------
Net Loss                                 $ (89,990)  $       -   $ (164,387)
                                         =========   =========   ==========
Basis Loss Per Share                     $   (0.00)  $   (0.00)  $    (0.97)
                                         =========   =========   ===========
Weighted Average Number of Shares
  Outstanding                            1,228,969      49,327       168,934
                                         =========   =========   ===========



  The accompanying notes are an integral part of these financial statements.

                      GREENWAY ENVIRONMENTAL SYSTEMS, INC.
                        (A Development Stage Enterprise)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                       Deficit
                                                                                     Accumulated     Total
                                                       Common Stock       Additional   During the  Stockholders'
                                                  ----------------------   Paid-In   Development     Equity
                                                    Shares      Amount     Capital      Stage       (Deficit)
                                                  ----------  ----------  ----------  ----------   ----------
Shares issued to acquire Jewel Management
Company, January 26, 1989, $0.29 per share            49,327  $       49  $   14,348  $        -  $   14,397

Net loss for the cumulative period January
26, 1989 through September 30, 1990                        -           -           -     (24,199)    (24,199)
                                                  ----------  ----------  ----------  ----------  ----------
Balance - September 30, 1990                          49,327          49      14,348     (24,199)     (9,802)

Net loss for the cumulative period from
October 1,1990 through June 30, 1990                       -           -           -     (50,198)    (50,198)
                                                  ----------  ----------  ----------  ----------  ----------
Balance - June 30, 1996                               49,327          49      14,348     (74,397)    (60,000)

Net loss for the year ended June 30, 1997                  -           -           -           -           -
                                                  ----------  ----------  ----------  ----------  ----------
Balance - June 30, 1997                               49,327          49      14,348     (74,397)    (60,000)

Shares issued for cash and $10,000 receivable
from a shareholder, August 4, 1997 through
February 28, 1998, $0.09 per share                   314,744         315      26,710           -      27,025

Shares issued for services, July 1, 1997
through June 30, 1998, $0.09 per share               675,200         675      57,300           -      57,975

Shares issued upon conversion of accounts
payable, July 1, 1997, $0.09 per share               174,697         175      14,825           -      15,000

Shares issued to officers for services July
1, 1997, $1.00 per share                              15,000          15      14,985           -      15,000

Shares issued upon conversion of accounts
payable, June 30, 1998, $4.50 per share               10,000          10      44,990           -      45,000

Net loss for the year ended June 30, 1998                  -           -           -     (89,990)    (89,990)
                                                  ----------  ----------  ----------  ----------  ----------
Balance - June 30, 1998                            1,238,969  $    1,239  $  173,158  $ (164,387) $   10,010
                                                  ==========  ==========  ==========  ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                      GREENWAY ENVIRONMENTAL SYSTEMS, INC.
                        (A Development Stage Enterprise)
                            STATEMENTS OF CASH FLOWS

                                                                         Cumulative  From
                                                                          January 26, 1989
                                                        For the Years    (Date of Inception)
                                                        Ended June 30,        through
                                                    ---------------------     June 30,
                                                      1998        1997          1998
                                                    ---------   ---------    ----------
  Cash Flows from Operating Activities
     Net loss                                       $ (89,990)  $      -    $ (164,387)
     Depreciation and amortization                          -          -           948
     Compensation expense satisfied with stock         57,975          -        57,975
     Stock issued for services                         15,000          -        15,000
     Legal expense satisfied with stock                     -          -        20,000
     Changes in accounts payable                            -          -        (9,139)
     Changes in accounts receivable                    10,000          -        10,000
                                                    ---------   ---------   ----------
        Net Cash Provided by Operating Activities      (7,015)         -       (69,603)
                                                    ---------   ---------   ----------
  Cash Flows From Investing Activities
     Net cash acquired in acquisitions                      -           -       22,588
                                                    ---------   ---------   ----------
        Net Cash Provided by Investing Activities           -           -       22,588
                                                    ---------   ---------   ----------
  Cash Flows From Financing Activities
     Proceeds from issuance of common stock            17,025           -       17,025
     Proceeds from issuance of notes payable                -           -       40,000
                                                    ---------   ---------   ----------
        Net Cash Provided by Financing Activities      17,025           -       57,025
                                                    ---------   ---------   ----------
  Net Increase in Cash and Cash Equivalents            10,010           -       10,010

  Cash and Cash Equivalents at Beginning of Year            -           -            -
                                                    ---------   ---------   ----------
  Cash and Cash Equivalents at End of Year          $  10,010   $       -   $   10,010
                                                    =========   =========   ==========

   The accompanying notes are an integral part of these financial statements.

                         GREENWAY ENVIRONMENTAL SYSTEMS
                        (A Development Stage Enterprises)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1998

  NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - Jewel Management Company, a privately held Utah corporation, and Southern Cross Ventures, a Nevada publically held corporation, were consolidated into Centra Corp., a Nevada Corporation, on January 26, 1989. This legal consolidation resulted in the issuance of 49,327 (post-split)
  shares of Centra Corp.'s common stock. In connection with the legal consolidation, the stockholders approved a quasi-reorganization and $2,180,573 of accumulated deficit were reclassified to additional paid-in capital. The assets and liabilities of Jewel Management Company were recorded in the purchase business combination at historical cost in a manner similar to a pooling of interests.

  On June 24, 1991, Centra Corp. was merged into Greenway Environmental Systems, Inc., a newly-formed Nevada corporation, and all of the outstanding Centra Corp. common stock was exchanged for 49,327 (post-split) common shares of Greenway Environmental Systems, Inc. This transaction was accounted for as the reorganization of Centra Corp. into Greenway Environmental Systems, Inc. at the historical cost of Centra Corp.

  The accompanying financial statements include the operations of Centra Corp. from January 26, 1989 and the operations of Greenway Environmental Systems, Inc. from June 24, 1991. The Company is considered a development stage enterprise which has been seeking a merger or acquisition.

  In June 1998, the Board of Directors approved a 1-for-19.5 reverse stock spilt. The financial statements have been restated to reflect the stock spilt for all periods presented.

  Earnings (Loss) per Share - In the fourth quarter of 1997, the Company adopted Statement of Financial Accounting Standards (SFAS) No . 128 Earnings per Share. Under SFAS 128, loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period.

  Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures

  NOTE 2 -- INCOME TAXES

  The components of the net deferred tax asset as of June 30, 1998 are as follows:

      Tax Net Operating Loss  Carryforward        $   61,316

              Valuation Allowance                    (61,316)
                                                  ----------

      Net Deferred Tax Asset                      $        -
                                                  ==========

                         GREENWAY ENVIRONMENTAL SYSTEMS
                        (A Development Stage Enterprises)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1998


  During the years ended June 30, 1998 and 1997 the valuation allowance increased $33,567 and none, respectively.

  As of June 30, 1998 the Company had net operating loss carry forwards for federal income tax reporting purposes of 164,387 which will expire , beginning in 2004.

  The following is a reconciliation of the income tax at the federal statutory tax rate with the provision of income taxes for the years ended June 30:

                                                      1998         1997
                                                  ---------   ---------
     Income tax benefit at statutory rate (34%)   $ (30,597)  $       -
     Change in valuation allowance                   33,367           -
     State benefit net of federal tax                (2,970)          -
                                                  ---------   ---------
     Provision for Income Taxes                   $       -   $       -
                                                  ==========  =========

  NOTE 3 -- COMPENSATION

  On July 1, 1997, members of the Board of Directors were issued 15,000 shares of common stock valued at $15,000, or $1.00 per share, for their services to the Company. In July 1997 the Company entered into an agreement with a individual for his services in finding and completing a merger or acquisition of an operating company. The conditions required for issuance 989,944 shares of common stock were considered met beginning in July 1997. Consideration received by the Company for the issuance of the common stock was $27,025 paid during the year ended June 30, 1998 and in September 1998 and the services of the individual valued at $57,975 based upon the fair value of the common stock on the date the agreement was established.

  NOTE 4--RECEIVABLE FROM SHAREHOLDER

  During the year ended June 30, 1998, the Company issued 314,744 shares of common stock for $17,025 paid in cash and $10,000 receivable from the shareholder. The receivable was collected in September 1998.

  NOTE 5 -- GOING CONCERN

  The Company has accumulated losses since inception of the development stage of $164,387. This situation raises substantial doubt about its ability to continue as a going concern. Management plans to complete the reverse acquisition agreement with Travel Dynamics as discussed in Note 8.

                         GREENWAY ENVIRONMENTAL SYSTEMS
                        (A Development Stage Enterprises)
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 1998


  NOTE 6 -- SUPPLEMENTAL CASH FLOW INFORMATION

  On January 26, 1989, the Company acquired all of the net assets of Jewel Management Company. In conjunction with the acquisition, net liabilities were assumed as follows:

       Fair value of assets acquired including cash         $  23,536
       Fair value of common stock issued                      (14,397)
                                                            ---------
       Net Liabilities Assumed                              $   9,139
                                                            =========

  During the year ended June 30,1998, the Company issued 675,200 shares of common stock valued at $57,975 to a consultant for his services in finding Travel Dynamics, Inc., as disclosed in Note 8. The Company issued 174,697 common shares upon the conversion of accounts payable in the amount of $60,000 and issued 15,000 common shares for services valued at $15,000 to three members of the Board of Directors.

  NOTE 7 -- CONTINGENCIES

  In 1991, the Company issued 265,002 shares of common stock to acquire the assets of a Texas corporation also known as Greenway Environmental. This acquisition was aborted and the 265,002 shares were canceled except 39,750 shares have not been returned. While the Company considers the shares canceled, it is possible that a holder in due course may be able to assert a future claim as to the validity of these shares.

  NOTE 8 -- SUBSEQUENT EVENTS

  Pursuant to a reverse acquisition agreement dated September 30, 1998, with Travel Dynamics, Inc., a Nevada Corporation, the Company exchanged approximately 2,000,000 shares of its common stock for all of the outstanding shares of Travel Dynamics. The Company changed its name to Travel Dynamics Inc. and elected a new board of directors.

                              TRAVEL DYNAMICS, INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                     Page
                                                                     ----

Unaudited Pro Forma Condensed Consolidated Financial Statements. . .  F-2
   Unaudited Condensed Pro Forma Consolidated Balance Sheet -
   August 31, 1998                                                    F-3
   Unaudited condensed Pro Forma Consolidated Statements of Operations for the Six Months Ended August 31, 1998. . . . . . . . . . . . .F-4
   Notes to the Pro Forma Condensed Consolidated Financial Statements F-5

                                ---------------

                              TRAVEL DYNAMICS, INC.
                          UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


On September 30, 1998, Travel Dynamics, Inc. ("Travel Dynamics") entered into and completed an agreement with Greenway Environmental Systems, Inc. ("Greenway") pursuant to which Greenway issued 2,000,000 shares of its common stock in exchange for 100% of the issued and outstanding common stock of Travel Dynamics. In addition, Greenway changed its name to Travel Dynamics, Inc. in connection with the agreement. The agreement has been accounted for as the reorganization of Travel Dynamics and the acquisition of Greenway at historical cost. The following unaudited pro forma condensed consolidated balance sheet has been prepared to present the consolidated financial position of Travel Dynamics as though the agreement had been consummated on August 31, 1998. On July 31, 1998, the assets and liabilities of Travel Dynamic L.L.C. were transferred to Travel Dynamics. Travel Dynamics L.L.C. was formed and began doing business on March 1, 1998. The following unaudited pro forma condensed consolidated statement of operations has been prepared to present the operations of the consolidated companies for the six months ended August 31, 1998 assuming the agreement had been completed on March 1, 1998.

The following financial information was derived from, and should be read in conjunction with the separate historical financial statements of Greenway included in its annual report to shareholders on Form 10-KSB for the year ended June 30, 1998, and the financial statements of Travel Dynamics and Travel Dynamics, L.L.C. and the related notes to those financial statements which are included elsewhere herein. The unaudited condensed pro forma consolidated balance sheet and statement of operations have been included herein for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained had the agreement been completed on August 31, 1998 or March 1, 1998, or the results of operations which may be obtained in the future. In addition, further results may vary significantly from the results reflected in these pro forma financial statements.

                              TRAVEL DYNAMICS, INC.
                   UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                                  BALANCE SHEET
                                 AUGUST 31, 1998

                                      Greenway
                                      Enviorn-
                          Travel       mental         Pro
                         Dynamics      System        Forma            Pro
                           Inc.         Inc.      Adjustments        Forma
                        ---------   -----------  -------------  ---------------

                                        ASSETS
Current assets
   Cash                 $  78,872   $         10  $         -  $        78,882
   Inventory               28,035              -            -           28,035
   Related party
    receivable              3,500         10,000            -           13,500
   Prepaid rent             7,600              -            -            7,600
   Deposits and retainers  12,250              -            -           12,250
                        ---------   ------------  -----------  ---------------

      Total Current
       Assets             130,257         10,010            -          140,267
                        ---------   ------------  -----------  ---------------

Property and Equipment     41,277              -            -           41,277
   Less accumulated
    depreciation             (375)             -            -             (375)
                        ---------   ------------  -----------  ---------------

      Net Property and
       Equipment           40,902              -            -           40,902
                        ---------    -----------  -----------  ---------------

Intangible Assets         329,039              - (B) (207,382)         121,657
                        ---------   ------------  -----------  ---------------

Total Assets            $ 500,198   $          -  $  (207,382) $       302,826
                        =========   ============  ===========  ===============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts payable     $  92,986   $          -  $         -  $        92,986
   Note payable             1,000              -            -            1,000
   Accrued liabilities        244              -            -              244
   Deferred revenue       114,615              -            -          144,615
                        ---------   ------------  -----------  ---------------

      Total Current
       Liabilities        208,845              -            -          208,845
                        ---------   ------------  -----------  ---------------

Stockholders' Equity
   Common stock               855          1,239 (A)    1,145            3,239
      Additional
       paid-in-capital    344,160        173,158 (A) (165,532)         351,786
   Accumulated deficit    (53,662)      (164,387)(A)  164,387
                                                 (B) (207,382)        (261,044)
                        ---------   ------------  -----------  ---------------

      Total Stockholders'
       Equity             291,353         10,010     (207,382)          93,981
                        ---------   ------------  -----------  ---------------

Total Liabilities and
 Stockholders' Equity   $ 500,198   $    410,010  $  (207,382) $       302,826
                        =========   ============  ===========  ===============

     Notes to the Unaudited Condensed Pro Forma Consolidated Statements are
                             Presented on page F-5

                              TRAVEL DYNAMICS, INC.
                   UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                             STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED AUGUST 31, 1998

                                           Greenway
                     Travel      Travel    Environ-                   Pro
                    Dynamics    Dynamics    mental     Pro Forma     Forma
                     L.L.C.       Inc.     Systems    Adjustments   Results
                   ---------   ---------  ----------   ---------  ----------

Sales              $  239,915  $  97,555  $        -   $       -  $  337,470
Cost of sales         168,577     49,877           -           -     218,454
                   ----------  ---------  ----------   ---------  ----------
Gross profit           71,338     47,678           -           -     119,016

Selling expense        50,429     18,433           -           -      68,862
Administrative
 expense               63,558     39,968      89,990 (B)  58,022
                                                     (C) (73,975)    177,563
                   ----------  ---------  ----------   ---------  ----------

Loss from operations  (42,649)   (10,723)    (89,990)     15,953    (127,409)
Other income                -        660           -           -         660
                   ----------  ---------  ----------   ---------  ----------

Net loss before
 income tax           (42,649)   (10,063)    (89,990)     15,953    (126,749)
Income taxes                -         50           - (C)     (50)          -
                   ----------  ---------  ----------   ---------  ----------
Net Loss           $  (42,649) $ (10,113) $  (89,990)  $   16,003 $ (126,749)
                   ==========  =========  ==========   ========== ==========

Basic Loss per Common Share                                       $    (0.04)
                                                                  ==========

Weighted average number of
 common shares used in per
 share calculation                                                 3,238,969
                                                                  ==========

     Notes to the Unaudited Condensed Pro Forma Consolidated Statements are
                              presented on page F-5

                              TRAVEL DYNAMICS, INC.
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS

  A  -  On June 30, 1998,  Greenway had  1,238,969  common  shares  outstanding.
        Travel Dynamics had common shares outstanding of 855,000. As part of the agreement, Greenway exchanged 2,000,000 shares of its common stock for all of the outstanding common shares of Travel Dynamics and changed its name to Travel Dynamics, Inc. As a result of the agreement, Travel Dynamics, Inc. had 3,238,969 common shares outstanding. The agreement has been accounted for as the reorganization of Travel Dynamics and the acquisition of Greenway using the purchase method of accounting. Greenway did not have any operations and had only nominal assets at the date of the agreement. Accordingly, the acquisition of the assets of Greenway were recorded at their historical costs. The results of the operations for Travel Dynamics, L.L.C. and for Travel Dynamics, Inc. are for the six months and the one month ended August 31, 1998, respectively.

  B - The assets and liabilities of Travel Dynamics, L.L.C. were transferred to Travel Dynamics, Inc. on July 31, 1998 at their historical costs. Travel Dynamics L.L.C. had capitalized and transferred preoperating expenses of $58,022 net of accumulated amortization of $6,354 to Travel Dynamics, Inc. In addition, Travel Dynamics, Inc. had capitalized $149,360 of expenses associated with the agreement with Greenway. These capitalized costs were charged to operations at the date of the reorganization. However, the $149,360 expenses associated with the agreement with Greenway were non-recurring expenses directly attributed to the agreement and are therefore excluded from the pro forma statement of operations.

  C - The historical operations of Greenway are for the year ended June 30, 1998. Expenses of $57,975 were incurred for services in finding and completing the reorganization with Travel Dynamics, were non-recurring and have been eliminated from the pro forma results of operations. In addition, approximately $16,000 of Greenway's expenses which related to the six months ended December 31, 1997 and $50 of income taxes of Travel Dynamics, Inc. have also been eliminated from the pro forma results of operations. There were no material expenses incurred by Greenway during the two months ended August 31, 1998 which were excluded due to Greenway reporting its operations through June 30, 1998.